As filed with the Securities and Exchange Commission on May 14, 2008

Registration No. 333-150885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment

No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NCO Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	7320	02-0786880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS CONTINUED ON THE NEXT PAGE

Michael J. Barrist

President and Chief Executive Officer

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filed, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer  ☐                Accelerated Filer                    ☐

Non-accelerated Filer     ☒                Smaller Reporting Company  ☐

(Do not check if a smaller reporting company)

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
AC Financial Services, Inc.	Delaware	68-0623013	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

ALW Financial, Inc. f/k/a ALW Investment Company, Inc.	Delaware	20-5819309	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

AssetCare, Inc.	Georgia	20-4392053	5100 Peachtree Industrial Blvd. Norcross, GA 30071 1-800-220-2274

Compass International Services Corporation	Delaware	22-3540815	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Compass Teleservices, Inc.	New Jersey	22-2744501	507 Prudential Road Horsham, PA 19044 1-800-220-2274

FCA Funding, Inc.	Delaware	23-2984383	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

FCA Leasing, Inc.	Delaware	51-0277275	507 Prudential Road Horsham, PA 19044 1-800-220-2274

JDR Holdings, Inc.	Delaware	22-3264150	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO ACI Holdings, Inc. f/k/a AssetCare, Inc.	Georgia	58-1893956	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Customer Management, Inc. f/k/a RMH Teleservices, Inc.	Pennsylvania	23-2250564	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Financial Systems, Inc.	Pennsylvania	23-1670927	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Funding, Inc.	Delaware	51-0378281	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Group International, Inc.	Delaware	05-0614768	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Holdings, Inc. f/k/a Management Adjustment Bureau Funding, Inc.	Delaware	23-2984387	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Portfolio Management, Inc. f/k/a NCPM Acquisition Corporation	Delaware	27-0084103	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Support Services, LLC	Delaware	27-0105477	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCO Teleservices, Inc.	Pennsylvania	23-2878693	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCOCRM Funding, Inc.	Delaware	16-1696632	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCOP I, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300747	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP II, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300743	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP III, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300742	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP IV, Inc. d/b/a NCO Portfolio Management	Nevada	37-1431981	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP V, Inc. d/b/a NCO Portfolio Management	Nevada	22-3883319	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VI, Inc. d/b/a NCO Portfolio Management	Nevada	57-1192501	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VII, Inc. d/b/a NCO Portfolio Management	Nevada	35-2239667	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VIII, LLC	Nevada	03-0578075	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP IX, LLC	Nevada	20-5995942	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Capital Resource, LLC	Nevada	None	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Financing, Inc.	Delaware	51-0407449	1201 Market Street Suite 800 Wilmington, DE 19801 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCOP/Marlin, Inc.	Nevada	52-2352960	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Nevada Holdings, Inc.	Nevada	52-2300749	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Services, Inc.	Maryland	52-2300752	1804 Washington Blvd, Dept 200 Baltimore, MD 21230 1-800-220-2274

RMH Teleservices Asia Pacific, Inc.	Delaware	32-0047775	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Asset Recovery & Management Corp.	Wisconsin	39-1686046	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Coast to Coast Consulting, LLC	Delaware	43-1917687	4025 Woodland Park Blvd., Suite 180 Arlington, TX 76103 1-800-220-2274

Greystone Business Group, LLC	Delaware	01-0585067	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Gulf State Credit, L.L.C.	Delaware	36-4332209	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

Jennifer Loomis & Associates, Inc.	Arizona	95-3850888	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

North Shore Agency, Inc.	New York	11-3399772	270 Spagnoli Road, Suite 111 Melville, NY 11747 1-800-220-2274

Old OSI LLC	Delaware	80-0123678	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

OSI Collection Services, Inc.	Delaware	39-1314048	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI Education Services, Inc.	Wisconsin	39-1357406	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI Outsourcing Services International, Inc.	Wisconsin	90-0209538	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
OSI Outsourcing Services, Inc.	Delaware	13-3861550	4275 Bridge View Drive North Charleston, SC 29405 1-800-220-2274

OSI Portfolio Services, Inc.	Delaware	51-0369044	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

OSI Recovery Solutions, Inc.	Delaware	43-1901709	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI SPE LLC	Delaware	None	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

OSI Support Services, Inc.	Wisconsin	39-1133219	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Outsourcing Solutions Inc.	Delaware	20-0407098	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Pacific Software Consulting, LLC	Delaware	43-1917898	1580 South Main Street, Suite 105 PO Box 1188 Boerne, TX 78006 1-800-220-2274

PAE Leasing, LLC	Delaware	43-1917684	4025 Woodland Park Blvd., Suite 180 Arlington, TX 76103 1-800-220-2274

Payco American International Corp.	Wisconsin	39-1758995	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Perimeter Credit, L.L.C.	Delaware	36-4332206	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

Professional Recoveries Inc.	Wisconsin	39-1787937	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Qualink, Inc.	Wisconsin	39-1758994	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Transworld Systems Inc.	California	94-1728881	2235 Mercury Way, Suite 275 Santa Rosa, CA 95407 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
Union Settlement Administrator, Inc.	Delaware	13-4269978	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Union Settlement Administrator Holdco, Inc.	Delaware	87-0714414	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

University Accounting Service, LLC	Wisconsin	39-1992489	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Credit Receivables Corporation I	Delaware	43-1916266	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274

Systems & Services Technologies, Inc.	Delaware	26-0590353	1717 West 7th Street Joplin, MO 64801 1-800-220-2274

Tempest Recovery Services, Inc.	Missouri	43-1816131	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274

NCOP X, LLC	Nevada	37-1557594	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

The name, address, including zip code, and telephone number, including area code, of agent of service for each of the Additional Registrant Guarantors is:

Michael J. Barrist

c/o NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

Note: The purpose of this Amendment No. 1 is to file additional exhibits.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Each of the registration rights agreements relating to the securities of the registrants hereby provides that NCO Group, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of J.P. Morgan Securities Inc. and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $200,000.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated or Organized Under the Laws of Delaware

(a) The following registrants are corporations incorporated in the State of Delaware: NCO Group, Inc.; AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; FCA Leasing, Inc., JDR Holdings, Inc.; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Collection Services, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Section 4.1 of the amended and restated bylaws of NCO Group, Inc. states that NCO Group, Inc. shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one ore more of the employee benefit plans of the company or other enterprise, against any expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

Article X of the amended and restated certificate of incorporation of NCO Group, Inc. provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, indemnify all present and former directors and officers of the corporation and each person who was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the company shall have no affirmative obligation to take the actions permitted by subsections (f) and (g) of Section 145 of the DGCL.

The certificates of incorporation and/or bylaws of the following additional Delaware corporation registrants provide for indemnification under Sections 102(b)(7), 145(a) and 145(b) of the DCGL: AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; JDR Holdings, Inc; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Collection Services, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc. The bylaws of FCA Leasing, Inc. provide for indemnification under Section 145(a) and 145(b) of the DGCL.

The bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Collection Services, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass

International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Collection Services, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized in the State of Delaware: NCO Support Services, LLC; Coast to Coast Consulting, LLC; Greystone Business Group, LLC; Gulf State Credit, L.L.C.; Old OSI LLC; OSI SPE LLC; Pacific Software Consulting, LLC; PAE Leasing, LLC; and Perimeter Credit, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever. The formation documents and limited liability company agreements of NCO Support Services, LLC, Coast to Coast Consulting, LLC, Greystone Business Group, LLC, Gulf State Credit, L.L.C., OSI SPE LLC, Pacific Software Consulting, LLC, PAE Leasing, LLC, and Perimeter Credit, L.L.C. do not contain any indemnification provisions. The formation documents of Old OSI LLC do not contain any indemnification provisions. The limited liability company agreement of Old OSI LLC provides that the company shall indemnify any manager of the company and any officer, director, shareholder, partner, member, manager or agent of a manager against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the company or in furtherance of the company’s interests, without receiving the indemnified party of liability for willful misconduct or recklessness.

Registrants Incorporated Under the Laws of Pennsylvania

The following registrants are corporations incorporated in the Commonwealth of Pennsylvania: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or no-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The articles of incorporation and/or bylaws of the following Pennsylvania corporation registrants provide for indemnification under Sections 1741 and 1742 of the BCL: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

The bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated in Georgia

The following registrants are corporations incorporated in the State of Georgia: AssetCare, Inc. and NCO ACI Holdings, Inc. Section 14-2-851(a) of the Georgia Business Corporation Law (the “GBCL”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability if such individual conducted himself or herself in good faith and reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 14-2-851(b) of the GBCL provides that a corporation may not indemnify a director under Section 14-2-851: (1) in connection with a proceeding by or in the right of a corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-857(a) of the GBCL authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. A corporation may also indemnify an officer who is not a director or who is also a director, but the sole basis on which he or she is made a party to the proceeding is an act or omissions solely as an officer, to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) certain types of liability; or (D) receipt of an improper personal benefit.

A corporation shall indemnify a director and/or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director and/or officer of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The articles of incorporation and/or bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. provide for indemnification under Sections 14-2-851(a) and 14-2-857(a) of the GBCL.

The bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrant Incorporated in Maryland

NCOP Services, Inc. is a corporation incorporated in the State of Maryland. Section 2-418(b) of the Maryland General Corporation Law, (the “MGCL”), authorizes a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is clearly established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Section 2-418(b) also provides that if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Further, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

The determination that indemnification is permissible may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (iii) by the stockholders.

Sections 2-418(c) and 2-418(j) of the MGCL provide that unless limited by the charter, a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director or officer has been successful.

The certificate of incorporation and/or bylaws of NCOP Services, Inc. provide for indemnification under Sections 2-418(b), 2-418(c) and 2-418(j) of the MGCL. The bylaws of NCOP Services, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP Services, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated or Organized in Nevada

(a) The following registrants are corporations incorporated in the State of Nevada: NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc.

Under Section 78.7502(1) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 78.7502(2) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and/or bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. provide for indemnification under Sections 78.7502(1) or 78.7502(2) of the Nevada Revised Statutes.

The bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized under the State of Nevada: NCOP VIII, LLC, NCOP IX, LLC; NCO Capital Resource, LLC; and NCOP X, LLC.

Under Section 86.411 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 86.421 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 86.411 or 86.421 or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (a) by the members or managers as provided in the articles of organization or the operating agreement, (b) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The formation documents and limited liability company agreements of NCOP VIII, LLC, NCOP IX, LLC, NCO Capital Resource, LLC, and NCOP X, LLC do not provide for indemnification of any persons.

Registrants Incorporated in New Jersey

Compass Teleservices, Inc. is a corporation incorporated in the State of New Jersey. Section 14A:3-5(2) of the New Jersey Annotated Statutes authorizes a New Jersey corporation to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Under Section 14A:3-5(3) of the New Jersey Annotated Statutes, a New Jersey corporation has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

A New Jersey corporation shall indemnify a corporate agent against expenses to the extent such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

Any indemnification under Section 14A:3-5(2) and, unless ordered by a court, under Section 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 14A:3-5(2) or 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made: (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The certificate of incorporation and/or bylaws of Compass Teleservices, Inc. provide for indemnification under Sections 14A:3-5(2) and 14A:3-5(3) of the New Jersey Annotated Statutes.

The bylaws of Compass Teleservices Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of Compass Teleservices Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated Under the Laws of Arizona

Jennifer Loomis & Associates, Inc. is incorporated in the State of Arizona. Section 10-851(A) of the Arizona Revised Statutes (the “ARS”) authorizes an Arizona corporation to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because either the individual is or was a director and the individual’s conduct was in good faith, the individual reasonably believed that, in the case of conduct in an official capacity with the corporation, the conduct was in its best interest, or in all other cases, that the conduct was at least not opposed to its best interests, and in the case of any criminal proceedings, the individual has no reasonable cause to believe the conduct was unlawful, or in the case of any criminal proceedings, the individual has no reasonable cause to believe the conduct was unlawful, or if the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Section 10-851(B) states that conduct by an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of a director, with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan, is presumed to be conduct taken in good faith.

Section 10-852(A) requires that an Arizona corporation indemnify an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of a director, who was the prevailing party, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which such individual was a party because the individual was or is a director of the corporation against reasonable attorney fees and all other costs and expenses reasonably related to such action. Section 10-852(B) requires that an Arizona corporation indemnify an individual who is a director who, when serving as a director, was not an officer, employee or holder of more than five percent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation, unless such indemnification is limited by the articles of incorporation or other provisions of Arizona law. Payment under Section 10-852(B) shall not be made if a court of competent jurisdiction determines before payment that the outside director fails to meet the standards of Section 10-851(A), and does not otherwise order payment pursuant to Section 10-854.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. Pursuant to Section 10-855, this determination is required to be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding;

•	by special legal counsel selected by the board by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

•	by the shareholders, but shares owned by or under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

Section 10-851(D) provides that if the proceeding is won by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation, and indemnification may not be provided in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Under Section 10-853, an Arizona corporation may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a director who is a party to a proceeding if the director gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The undertaking does not need to be secured, and the undertaking may be accepted without reference to the financial ability of the director to repay the advance.

Section 10-856 allows for indemnification of an individual who is or was an officer of a corporation or an individual who, while an officer of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of an officer, to the same extent as a director, or if the individual is an officer but not a director, to the further extent as may be provided in the articles of incorporation, bylaws, a resolution of the board of directors or contract, except that no indemnification will be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Under Section 10-857, the corporation may purchase and maintain insurance on behalf of any individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have the power to indemnify the individual against that liability under the applicable law.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

•

to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

•

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The bylaws of Jennifer Loomis & Associates, Inc. do not contain indemnification provisions. The articles of incorporation of Jennifer Loomis & Associates, Inc. provide that the indemnification of any person who incurs expenses or liabilities by reason of the fact that he or she is or was an officer, director, employee or agent, or is or was serving at the request of Jennifer Loomis & Associates, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be mandatory in all circumstances in which indemnification is permitted by law.

Registrants Incorporated Under the Laws of California

Transworld Systems Inc. is incorporated in the State of California. Under Section 317(b) of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, including attorneys’ fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct of the person was unlawful.

Under Section 317(c), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection in the defense or settlement of the action if the person acted in good faith and in a manner believed to be in the best interests of the corporation and its shareholders. No indemnification may be made under this section, however, in respect (i) of any claim, issue or matter as to which the person shall have been adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) provides that an agent of the corporation shall be indemnified for expenses incurred in connection with the successful defense on the merits of any proceedings. Section 317(e) requires that any indemnification, other than indemnification under Section 317(d), be authorized by one of the following:

•	A majority vote of a quorum consisting of directors who are not parties to the proceeding;

•	If such a quorum is not obtainable, independent legal counsel in a written opinion;

•	The shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•

The court in which the proceeding is or was pending upon application by the corporation, the agent, or the attorney or other person rendering services in connection with the defense, whether or not the application is opposed by the corporation.

Section 317(f) provides that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent was not entitled to be indemnified. Section 317(i) allows corporations to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the applicable law.

The bylaws of Transworld Systems Inc. do not contain indemnification provisions. The articles of incorporation of Transworld Systems Inc. provide that, to the fullest extent permitted by the CGCL, a director shall not be liable to the corporation or its shareholders (including, without limitation, in an action brought by or in the right of the corporation) for breach of a director’s duties to the corporation and its shareholders, and the corporation may by bylaw, agreement or otherwise, indemnify agents (as defined in the CGCL) in excess of that expressly permitted by the CGCL.

Registrants Incorporated Under the Laws of Missouri

Tempest Recovery Services, Inc. is incorporated in the State of Missouri. Section 351.355(1) of the General and Business Corporations Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigation, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may also indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that, except as otherwise provided in the articles of incorporation or bylaws, a corporation shall indemnify any such person against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding, on the merits or otherwise, and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(4) provides that any indemnification provided under subsections (1) and (2), unless ordered by a court, must be approved by a majority vote of a quorum of directors who were not parties to the action, suit, or proceeding, by the disinterested directors, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the corporation may advance expenses upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she was entitled to be indemnified.

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Section 351.355(8) authorizes the corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under applicable law.

The articles of incorporation of Tempest Recovery Services, Inc. provide that, to the fullest extent permitted by the General and Business Corporations Law of Missouri, a director shall not be personally liable to the corporation or its shareholders for breach of fiduciary duty as a director. Article V of the bylaws of Tempest Recovery Services, Inc. provides for indemnification to the fullest extent permitted by Missouri law, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Registrants Incorporated Under the Laws of New York

North Shore Agency, Inc. is incorporated in the State of New York. The New York Business Corporation Law (“BCL”), Section 722(a), authorizes a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason that he, his testator or intestate, was a director or officer of the corporation, or served such other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, so long as such officer or director acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to another venture, not opposed to the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) provides that no such indemnification will be made in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction determines that the person is fairly and reasonably entitled to indemnity.

Under Section 723(a), the corporation shall indemnify any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the type described in Section 722. Any indemnification under Sections 721 or 722, unless ordered by a court under Section 724, may be made by the corporation only if authorized by (i) the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the applicable standard of conduct, (ii) if a quorum of disinterested directors so directs, by the board upon the written opinion of independent legal counsel, or (iii) by the shareholders. Section 723(c) provides for the advancement of expenses by the corporation upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if they are ultimately found not to be entitled to indemnification. A corporation may not, pursuant to Section 723(b), provide indemnification when it appears that the indemnification would be consistent with the law of the jurisdiction of incorporation of a foreign corporation, the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, or any other agreement, or the indemnification would be inconsistent with a settlement approved by the court.

The bylaws of North Shore Agency, Inc. do not contain indemnification provisions. The certificate of incorporation of North Shore Agency, Inc. provides that, to the fullest extent permitted by the BCL, a director shall not be liable to the corporation or its shareholders for damages for any breach of duty as a director.

Registrants Incorporated or Organized Under the Laws of Wisconsin

(a) The following registrants are corporations incorporated in the State of Wisconsin: Asset Recovery & Management Corp.; OSI Education Services, Inc.; OSI Outsourcing Services International, Inc.; OSI Support Services, Inc.; Payco American International Corp.; Professional Recoveries Inc.; and Qualink, Inc.

Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, including an individual who is or was a director or officer of the corporation, an individual who, while a director or officer of the corporation, was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the extent such person is successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, for all reasonable expenses, including attorneys fees, incurred in the proceeding, if such person was a party or threatened to be made a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In both instances, the ability of the corporation to provide indemnification is subject to any limitations on indemnification contained in the articles of incorporation.

Section 180.0853 allows a corporation to advance reasonable expenses to a director or officer who is a party to a proceeding, so long as the director or officer provides the corporation with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and a written undertaking by or on behalf of the officer or director to repay the allowance, together with reasonable interest, if it is ultimately determined that the director or officer was not entitled to indemnification. Section 180.0855 requires that, unless otherwise provided by the articles of incorporation, bylaws or other agreement, the director or officer seeking indemnification must seek approval through one of the following means:

•

By a majority vote of a quorum of the members of the board of directors who are not parties to the same or related proceedings, or if such a quorum cannot be obtained, by a majority vote of a committee consisting solely of two or more directors who are not parties to the same or related proceedings;

•	By independent legal counsel chosen by a quorum of the board of directors or its committee as described above, or by a majority vote of the full board of directors;

•

By a panel of three arbitrators consisting of one arbitrator chosen by the directors entitled to choose independent legal counsel above, one arbitrator chosen by the director seeking indemnification, and one arbitrator chosen by the two previously chosen arbitrators;

•	By an affirmative vote of shares, provided that shares owned or controlled by persons who are parties to the same or related proceedings shall not be voted;

•	By a court order pursuant to Section 180.0854; or

•	By any other methods provided for under Section 180.0858.

Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation, bylaws, or other agreements.

Section 180.0857 provides that a corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by that person in such capacity, regardless of whether the corporation is required or authorized to indemnify the individual for such liability under applicable law.

The articles of incorporation of Asset Recovery & Management Corp., OSI Education Services, Inc., OSI Outsourcing Services International, Inc., OSI Support Services, Inc., Payco American International Corp., Professional Recoveries Inc., and Qualink, Inc. do not contain indemnification provisions. Article V of the bylaws of Asset Recovery & Management Corp., OSI Education Services, Inc., OSI Outsourcing Services International, Inc., OSI Support Services, Inc., Payco American International Corp., Professional Recoveries Inc., and Qualink, Inc. state that the corporations shall provide indemnification to the fullest extent permitted by the Wisconsin Business Corporation Law. This right to indemnification is not exclusive of any other rights to indemnification to which the individual seeking indemnification may be entitled under any other agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) University Accounting Service, LLC is a limited liability company organized in the State of Wisconsin.

Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer, agent, or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. Under Section 183.0403(3), the operating agreement of a limited liability company may alter or provide additional rights to indemnification. A limited liability company may not indemnify a member or manager for liabilities unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member or manager’s breach or failure to perform a duty to the limited liability company.

The limited liability company agreement and articles of organization of University Accounting Service, LLC do not contain any indemnification provisions.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Listed below are sales of unregistered securities effected by us since July 13, 2006, the date of our inception.

1. On July 13, 2006, we issued 100 shares of our old common stock, par value $.01 per share to One Equity Partners II, L.P. which were subsequently cancelled in connection with the Transaction.

2. On November 15, 2006, in connection with the Transaction, we issued shares of our Series A 14% PIK Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) at a purchase price of $237.50 per share, shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) at a purchase price of $10 per share and shares of our Class L Common Stock, par value $0.01 per share (“Class L Common Stock”) at a purchase price of $247.50 per share in the following amounts to the following investors:

Purchaser	Series A Preferred Stock	Class L Common Stock	Class A Common Stock
Affiliates of One Equity Partners(1)	1,218,961.63376	97,038.3362	1,547,961.63
Affiliates of Citigroup	—	160,000	40,000
Helzberg Angrist Investors I, LLC	—	20,000	5,000
Michael J. Barrist and family members and trusts formed for his or their benefit(2)	—	80,000.03	20,000.0075
Management Investors (other than Mr. Barrist)	—	8,000	2,000

(1)	On December 29, 2006, 1,082.768 shares of Class L Common Stock were exchanged for 1,082.768, shares of Class A Common Stock and 1,082.768 shares of Series A Preferred Stock.

(2)	Contributed an aggregate of 727,273 shares of NCO Group, Inc. common stock to Collect Holdings, Inc. (now known as NCO Group, Inc.) in exchange for the securities set forth herein. The shares of NCO Group, Inc. common stock contributed were valued at $27.50 per share for purposes of this contribution.

3. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management.

4. On February 2, 2007, Austin A. Adams, Edward A. Kangas and Leo J. Pound were each granted 2,772.70005 restricted shares of our Class A common stock.

5. On February 28, 2007, we issued 49,603.99705 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

6. On May 31, 2007, we issued 44,802.93528 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

7. On August 10, 2007, an aggregate of 27,176.86157 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management.

8. On January 2, 2008, we issued 22,484.2106 shares of our Series A Preferred Stock to JPMorgan Chase Bank as partial consideration for the acquisition of SST. The total consideration we paid to JPMorgan Chase Bank for the acquisition of SST was $13.4 million, consisting of a cash payment of $8.1 million and the issuance of the Series A Preferred Stock discussed above, subject to certain post-closing adjustments.

9. On February 28, 2008, we issued a total of 49,108.0310 shares of Series A Preferred Stock to One Equity Partners II, L.P. and JPMorgan Chase Bank in connection with a PIK dividend.

10. On February 29, 2008, we sold a total of 802,261.516 shares of our Series A Preferred Stock, 37,738.484 shares of our Class L Common Stock and 1,012,261.516 shares of our Class A Common Stock to certain of our existing stockholders, including members of management. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008. Set forth below is information concerning those stockholders that purchased our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.516		1,002,826.895	$200,565,379.00
OEP II Co-Investors, L.P.		16,479.608	4,119.902	$4,119,902.00
OEP II Partners Co. Invest, L.P.		16,858.876	4,214.719	$4,214,719.00
Barrist Family Foundation		4,000	1,000	$1,000,000
Steven Leckerman		120	30	$30,000.00
Steven L. Winokur		80	20	$20,000.00
Stephen W. Elliott		60	15	$15,000.00
Albert Zezulinski		40	10	$10,000.00
Joshua Gindin		40	10	$10,000.00
John R. Schwab		60	15	$15,000.00

11. On March 31, 2008, an aggregate of 105,036.68 restricted shares of Class A common stock were awarded to our executive officers, employees and certain directors under the Amended and Restated Restricted Share Plan as an anti-dilution adjustment.

12. On March 31, 2008, we issued an aggregate of 22,467.33 shares of Class A common stock to our executive officers as an anti-dilution adjustment.

The sales and issuances of securities in the transactions described in Items 1, 2, 4, 8 and 10 were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed in any of these transactions. The issuances of securities listed above in Items 3, 7 and 11 were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to benefits plans and contracts relating to compensation. The issuance of securities listed above in Items 5, 6, 9 and 12 were not sales of securities. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

2.3	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.4

First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005

(SEC File Number 000-21639))

2.5

Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005

(SEC File Number 000-21639))

2.6	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

2.7	Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

2.8	Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.9	Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068))

3.1.1*

Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.5	Compass International Services Corporation (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.19	NCOCRM Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.30	NCOP Financing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.34	(Intentionally Omitted)

3.1.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.36	Asset Recovery & Management Corp.

3.1.37	Coast to Coast Consulting, LLC

3.1.38	Greystone Business Group, LLC

3.1.39	Gulf State Credit, L.L.C.

3.1.40	Jennifer Loomis & Associates, Inc.

3.1.41	North Shore Agency, Inc.

3.1.42*	Old OSI LLC

3.1.43	OSI Collection Services, Inc.

3.1.44	OSI Education Services, Inc.

3.1.45	OSI Outsourcing Services International, Inc.

3.1.46	OSI Outsourcing Services, Inc.

3.1.47	OSI Portfolio Services, Inc.

3.1.48	OSI Recovery Solutions, Inc.

3.1.49*	OSI SPE LLC

3.1.50	OSI Support Services, Inc.

3.1.51	Outsourcing Solutions Inc.

3.1.52	Pacific Software Consulting, LLC

3.1.53	PAE Leasing, LLC

3.1.54	Payco American International Corp.

3.1.55	Perimeter Credit, L.L.C.

3.1.56	Professional Recoveries Inc.

3.1.57	Qualink, Inc.

3.1.58	Transworld Systems Inc.

3.1.59*	Union Settlement Administrator, Inc.

3.1.60	Union Settlement Administrator Holdco, Inc.

3.1.61	University Accounting Service, LLC

3.1.62*	Credit Receivables Corporation I

3.1.63*	Systems & Services Technologies, Inc.

3.1.64	Tempest Recovery Services, Inc.

3.1.65	NCOP X, LLC

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.7*	FCA Funding, Inc.

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.19*	NCOCRM Funding, Inc.

3.2.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))
3.2.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.30*	NCOP Financing, Inc.

3.2.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.34	(Intentionally Omitted)

3.2.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.36*	Asset Recovery & Management Corp.

3.2.37*	Coast to Coast Consulting, LLC

3.2.38*	Greystone Business Group, LLC

3.2.39*	Gulf State Credit, L.L.C.

3.2.40*	Jennifer Loomis & Associates, Inc.

3.2.41*	North Shore Agency, Inc.

3.2.42*	Old OSI LLC

3.2.43*	OSI Collection Services, Inc.

3.2.44*	OSI Education Services, Inc.

3.2.45*	OSI Outsourcing Services International, Inc.

3.2.46*	OSI Outsourcing Services, Inc.

3.2.47*	OSI Portfolio Services, Inc.

3.2.48*	OSI Recovery Solutions, Inc.

3.2.49*	OSI SPE LLC

3.2.50*	OSI Support Services, Inc.

3.2.51*	Outsourcing Solutions Inc.

3.2.52*	Pacific Software Consulting, LLC

3.2.53*	PAE Leasing, LLC

3.2.54*	Payco American International Corp.

3.2.55*	Perimeter Credit, L.L.C.

3.2.56*	Professional Recoveries Inc.

3.2.57*	Qualink, Inc.

3.2.58*	Transworld Systems Inc.

3.2.59*	Union Settlement Administrator, Inc.

3.2.60*	Union Settlement Administrator Holdco, Inc.

3.2.61*	University Accounting Service, LLC

3.2.62*	Credit Receivables Corporation I

3.2.63*	Systems & Services Technologies, Inc.

3.2.64*	Tempest Recovery Services, Inc.

3.2.65*	NCOP X, LLC

4.1

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.2	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.3	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.4

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.5	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.6

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.7	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.8

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.9

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.10	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.11

Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.12	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.13	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.14	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.15

144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.16

Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.17

Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.18

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.19	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.20

Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007

(SEC File Number 333-144067))

4.21	Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.22*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.23*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

5.1*	Opinion of Blank Rome LLP

5.2*	Opinion of Kilpatrick Stockton LLP

5.3*	Opinion of The Stewart Law Firm

5.4*	Opinion of Musick, Peeler & Garrett LLP
5.5*	Opinion of Fennemore Craig, P.C.

5.6*	Opinion of Quarles & Brady LLP

5.7*	Opinion of Bryan Cave LLP

10.1

Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent

(NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.2

Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.3	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.4	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.5	(Intentionally Omitted)

10.6*	NCO Group, Inc. Amended and Restated Restricted Share Plan

10.7	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.8	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.9	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.10	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.11

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.12	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.13	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.14	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.15	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.16	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18

Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998

(File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20

Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.21

Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.22

Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.23	Summary of Director and Named Executive Officer Compensation Arrangements (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25

Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the

Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	(Intentionally Omitted)

10.27

Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

10.28	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.29	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.30

Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.31

Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number

333-144067, 333-144068))

10.32	Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.33	Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.34

First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068))

10.35

Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068)) ( NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.36

Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.37	Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, EP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

16	Letter from Ernst & Young LLP (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008

(SEC File Number 333-144067, 333-144068))

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of Ernst & Young LLP

23.5*	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

23.6*	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5.2)

23.7*	Consent of The Stewart Law Firm (included in the opinion filed as Exhibit 5.3)

23.8*	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.9*	Consent of Fennemore Craig, P.C. (included in the opinion filed as Exhibit 5.5)

23.10*	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.11*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24*	Powers of Attorney

25

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007

(SEC File Number 333-144067))

*	Previously filed.

ITEM 17.	UNDERTAKINGS

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under Securities Act of 1933 of may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO GROUP, INC.

By:	*
Name:	John R. Schwab
Title:	Executive Vice President, Finance and Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* John R. Schwab	Executive Vice President, Finance and Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Austin Adams	Director

* Richard M. Cashin, Jr.	Director

* David M. Cohen	Director

* Colin M. Farmer	Director

* Edward Kangas	Director

* Leo J. Pound	Director

*By:	*
Name:	John R. Schwab Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

AC FINANCIAL SERVICES, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

Peter J. Winnington	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

ALW FINANCIAL, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

ASSETCARE, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Joshua Gindin	President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

COMPASS INTERNATIONAL SERVICES CORPORATION

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

COMPASS TELESERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

FCA FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

FCA LEASING, INC.

By:	*
Name:	Robert DiSante
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Robert DiSante	President and Director

* Maria Albino	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Irving Shapiro	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

JDR HOLDINGS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	President and Director

* Steven L. Winokur	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO ACI HOLDINGS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO CUSTOMER MANAGEMENT, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* John R. Schwab	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO FINANCIAL SYSTEMS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chairman of the Board and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO GROUP INTERNATIONAL, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO HOLDINGS, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO PORTFOLIO MANAGEMENT, INC.

By:	*
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Richard J. Palmer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven L. Winokur	Director

Peter J. Winnington	Director

* Albert Zezulinski	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO SUPPORT SERVICES, LLC

By:	NCO FINANCIAL SYSTEMS, INC., its sole member
*
Name: Title:	Michael J. Barnst President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature		Title

NCO FINANCIAL SYSTEMS, INC.

By:	*	Sole Member (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Name:	Michael J. Barrist
Title:	President

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCO TELESERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOCRM FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP I, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP II, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP III, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP IV, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP V, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP VI, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP VII, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP VIII, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP IX, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP CAPITAL RESOURCE, LLC

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	President and Chief Executive Officer (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NCO GROUP, INC.

By:	*	Sole Manager
Name:	Joshua Gindin
Title:	Executive Vice President, General Counsel and Secretary

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP FINANCING, INC.

By:	*
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Richard J. Palmer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven L. Winokur	Director

Peter J. Winnington	Director

* Albert Zezulinski	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP/MARLIN, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP NEVADA HOLDINGS, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP SERVICES, INC.

By:	*
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	Chief Executive Officer, President and Director (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

RMH TELESERVICES ASIA PACIFIC, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

ASSET RECOVERY & MANAGEMENT CORP.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

COAST TO COAST CONSULTING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

GREYSTONE BUSINESS GROUP, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

GULF STATE CREDIT, L.L.C.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OSI PORTFOLIO SERVICES, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

JENNIFER LOOMIS & ASSOCIATES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NORTH SHORE AGENCY, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OLD OSI LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.

By:	*	Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

UNION SETTLEMENT ADMINISTRATOR, INC.

By:	*	Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI COLLECTION SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI EDUCATION SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI OUTSOURCING SERVICES INTERNATIONAL, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI OUTSOURCING SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI PORTFOLIO SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI RECOVERY SOLUTIONS, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI SPE LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OSI SUPPORT SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

OUTSOURCING SOLUTIONS INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

PACIFIC SOFTWARE CONSULTING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

PAE LEASING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

PAYCO AMERICAN INTERNATIONAL CORP.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

PERIMETER CREDIT, L.L.C.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OSI PORTFOLIO SERVICES, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

PROFESSIONAL RECOVERIES INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

QUALINK, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

TRANSWORLD SYSTEMS INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

UNION SETTLEMENT ADMINISTRATOR, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

UNIVERSITY ACCOUNTING SERVICE, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

CREDIT RECEIVABLES CORPORATION I

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

SYSTEMS & SERVICES TECHNOLOGIES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

TEMPEST RECOVERY SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 14th day of May, 2008.

NCOP X, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

The undersigned, duly appointed agent and attorney-in-fact, has executed the foregoing signature pages on behalf of the foregoing Registrants and the directors and officers named therein, as of May 14, 2008.

By:	/S/ JOHN R. SCHWAB
John R. Schwab Attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

2.3	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.4	First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.5	Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.6	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

2.7	Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

2.8	Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.9	Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068))

3.1.1*	Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

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3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.5	Compass International Services Corporation (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.19	NCOCRM Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.30	NCOP Financing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.34	(Intentionally Omitted)

3.1.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.36	Asset Recovery & Management Corp.

3.1.37	Coast to Coast Consulting, LLC

3.1.38	Greystone Business Group, LLC

3.1.39	Gulf State Credit, L.L.C.

3.1.40	Jennifer Loomis & Associates, Inc.

3.1.41	North Shore Agency, Inc.

3.1.42*	Old OSI LLC

3.1.43	OSI Collection Services, Inc.

3.1.44	OSI Education Services, Inc.

3.1.45	OSI Outsourcing Services International, Inc.

3.1.46	OSI Outsourcing Services, Inc.

3.1.47	OSI Portfolio Services, Inc.

3.1.48	OSI Recovery Solutions, Inc.

3.1.49*	OSI SPE LLC

3.1.50	OSI Support Services, Inc.

3.1.51	Outsourcing Solutions Inc.

3.1.52	Pacific Software Consulting, LLC

3.1.53	PAE Leasing, LLC

3.1.54	Payco American International Corp.

3.1.55	Perimeter Credit, L.L.C.

3.1.56	Professional Recoveries Inc.

3.1.57	Qualink, Inc.

3.1.58	Transworld Systems Inc.

3.1.59*	Union Settlement Administrator, Inc.

3.1.60	Union Settlement Administrator Holdco, Inc.

3.1.61	University Accounting Service, LLC

3.1.62*	Credit Receivables Corporation I

3.1.63*	Systems & Services Technologies, Inc.

3.1.64	Tempest Recovery Services, Inc.

3.1.65	NCOP X, LLC

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.7*	FCA Funding, Inc.

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.19*	NCOCRM Funding, Inc.

3.2.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.30*	NCOP Financing, Inc.

3.2.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.34	(Intentionally Omitted)

3.2.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

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3.2.36*	Asset Recovery & Management Corp.

3.2.37*	Coast to Coast Consulting, LLC

3.2.38*	Greystone Business Group, LLC

3.2.39*	Gulf State Credit, L.L.C.

3.2.40*	Jennifer Loomis & Associates, Inc.

3.2.41*	North Shore Agency, Inc.

3.2.42*	Old OSI LLC

3.2.43*	OSI Collection Services, Inc.

3.2.44*	OSI Education Services, Inc.

3.2.45*	OSI Outsourcing Services International, Inc.

3.2.46*	OSI Outsourcing Services, Inc.

3.2.47*	OSI Portfolio Services, Inc.

3.2.48*	OSI Recovery Solutions, Inc.

3.2.49*	OSI SPE LLC

3.2.50*	OSI Support Services, Inc.

3.2.51*	Outsourcing Solutions Inc.

3.2.52*	Pacific Software Consulting, LLC

3.2.53*	PAE Leasing, LLC

3.2.54*	Payco American International Corp.

3.2.55*	Perimeter Credit, L.L.C.

3.2.56*	Professional Recoveries Inc.

3.2.57*	Qualink, Inc.

3.2.58*	Transworld Systems Inc.

3.2.59*	Union Settlement Administrator, Inc.

3.2.60*	Union Settlement Administrator Holdco, Inc.

3.2.61*	University Accounting Service, LLC

3.2.62*	Credit Receivables Corporation I

3.2.63*	Systems & Services Technologies, Inc.

3.2.64*	Tempest Recovery Services, Inc.

3.2.65*	NCOP X, LLC

4.1	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.2	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.3	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.4	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.5	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.6	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.7	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.8	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.9	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.10	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.11	Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.12	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.13	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.14	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.15	144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.16	Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.17	Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.18	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.19	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.20	Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.21	Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.22*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.23*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., [the New Guarantors (as defined therein)], and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

5.1*	Opinion of Blank Rome LLP

5.2*	Opinion of Kilpatrick Stockton LLP

5.3*	Opinion of The Stewart Law Firm

5.4*	Opinion of Musick, Peeler & Garrett LLP

5.5*	Opinion of Fennemore Craig, P.C.

5.6*	Opinion of Quarles & Brady LLP

5.7*	Opinion of Bryan Cave LLP

10.1	Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.2	Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.3	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.4	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.5	(Intentionally Omitted)

10.6*	NCO Group, Inc. Amended and Restated Restricted Share Plan

10.7	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.8	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.9	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.10	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.11	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.12	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.13	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.14	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.15	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.16	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18	Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998 (File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20	Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.21	Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.22	Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.23	Summary of Director and Named Executive Officer Compensation Arrangements (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25	Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	(Intentionally Omitted)

10.27	Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

x

10.28	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.29	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.30	Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.31	Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.32	Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.33	Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.34	First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.35	Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068)) ( NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.36	Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.37	Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, EP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

16	Letter from Ernst & Young LLP (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of Ernst & Young LLP

23.5*	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

23.6*	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5.2)

23.7*	Consent of The Stewart Law Firm (included in the opinion filed as Exhibit 5.3)

23.8*	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.9*	Consent of Fennemore Craig, P.C. (included in the opinion filed as Exhibit 5.5)

23.10*	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.11*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24*	Powers of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

*	Previously filed.